IMMEDIATE RELEASE

TOWNSQUARE BEATS Q1 ADJUSTED EBITDA GUIDE AND REAFFIRMS FULL YEAR GUIDANCE AS A RESULT OF STRONG DIGITAL REVENUE AND PROFIT GROWTH

Q1 Total Digital Revenue +6.4% YOY and Total Digital Segment Profit +16.2% YOY
Digital Represents 57% of Q1 Net Revenue and 62% of Segment Profit

Purchase, NY – May 8, 2025 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the first quarter ended March 31, 2025.

“I am pleased to share that Townsquare’s first quarter results met or exceeded our previously issued guidance, driven by the continued strength of our differentiated digital platform. Additionally, this morning we are reaffirming our 2025 full year guidance for both net revenue and Adjusted EBITDA. In the first quarter, net revenue decreased -0.5% year-over-year excluding political, and -1.0% in total, meeting our guidance, and Adjusted EBITDA increased +6.2% year-over-year excluding political, and +3.5% in total, exceeding our guidance. In addition, net income declined $3.1 million year-over-year,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “Digital is and will continue to be Townsquare’s growth engine, and we believe Townsquare’s ability to drive profitable, sustainable digital growth is a key differentiator for our Company, and consistent with our strategy of being a Digital First Local Media Company principally focused on markets outside the Top 50 in the U.S. In the first quarter, Townsquare’s total Digital net revenue increased +6.4% year-over-year, with growth in each of our Digital segments (Digital Advertising net revenue increased +7.6% and Subscription Digital Marketing Solutions net revenue increased +4.2%). In addition, our Digital segments delivered strong Segment Profit growth, which increased +16.2% in total as compared to the prior year, operating at a 25% first quarter profit margin. In total, Digital represented 57% of our total net revenue and 62% of our Segment Profit in the first quarter.”

Mr. Wilson continued, “We are proud of our business model’s ability to deliver solid and consistent results, while also producing strong cash flow, even during uncertain times. Sometimes it takes a challenging macroeconomic environment to serve the purpose of highlighting how truly differentiated Townsquare is from others in local media. We have transformed and evolved; we began as a traditional broadcast company and we are now a Digital First Local Media Company. Transformations don’t have to require a change of fundamental goals. In 2025 we have the same goal that we had when Townsquare was formed in 2010. We want to continue to be best-in-class in entertaining and informing our audiences and communities across all platforms while super-serving our clients and partners with world class marketing and advertising solutions to grow their business and achieve their goals. In a rapidly changing landscape for consumers and local businesses, it has never been more important to embrace transformation and evolution. And that is exactly what the Townsquare Team is doing each and every day and I could not be more proud and appreciative of the team.”

“Lastly, as we previously announced, we successfully completed the refinancing of our debt in February, extending our maturities to 2030 and providing us a long operating runway during which time we expect to reduce net leverage meaningfully. Due to our strong cash generation and recent refinancing, we retain financial flexibility moving forward and we are confident in our ability to build shareholder value for our investors through long-term net revenue, Adjusted EBITDA and cash flow growth, net leverage reduction, and future dividend payments,” concluded Mr. Wilson.

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.20 per share. The dividend will be payable on August 1, 2025 to shareholders of record as of the close of business on July 18, 2025. As of the last closing price that reflects a dividend yield of approximately 12%.

Segment Reporting
We have three reportable operating segments, Digital Advertising, Subscription Digital Marketing Solutions, and Broadcast Advertising. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our digital programmatic advertising platform and our owned and operated digital properties, and our first party data digital management platform. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

First Quarter Results*
•As compared to the first quarter of 2024:
•Net revenue decreased 1.0%, and 0.5% excluding political
•Net income decreased $3.1 million
•Adjusted EBITDA increased 3.5%
•Total Digital net revenue increased 6.4%
•Digital Advertising net revenue increased 7.6%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue increased 4.2%
•Total Digital Segment Profit increased 16.2%
•Digital Advertising Segment Profit increased 12.0%
•Subscription Digital Marketing Solutions Segment Profit increased 22.2%
•Broadcast Advertising net revenue decreased 9.1%, and 8.3% excluding political
•Net loss per diluted share was $0.12 and Adjusted Net Loss per diluted share was $0.05
•Entered into a five-year $490 million Credit Agreement, including a $470 million senior secured Term Loan Facility and a $20 million Revolving Credit Facility
•Redeemed all of the Company’s outstanding 2026 Senior Secured Notes of $467.4 million

Guidance
For the second quarter of 2025, net revenue is expected to be between $114 million and $116 million, and Adjusted EBITDA is expected to be between $25 million and $26 million.

For the full year 2025, net revenue guidance is reaffirmed to be between $435 million and $455 million, and Adjusted EBITDA guidance is reaffirmed to be between $90 million and $98 million.

Quarter Ended March 31, 2025 Compared to the Quarter Ended March 31, 2024

Net Revenue
Net revenue for the three months ended March 31, 2025 decreased $1.0 million, or 1.0%, to $98.7 million as compared to $99.6 million in the same period in 2024. Broadcast Advertising net revenue decreased $4.1 million, or 9.1%, as compared to the first quarter of 2024. This decrease was partially offset by an increase in our Digital Advertising net revenue of $2.6 million, or 7.6%, and an increase in our Subscription Digital Marketing Solutions net revenue of $0.8 million, or 4.2%, as compared to the same period in 2024.

Excluding political revenue of $0.6 million and $1.1 million for the three months ended March 31, 2025 and 2024, respectively, net revenue decreased $0.5 million, or 0.5%, to $98.1 million. Broadcast Advertising net revenue decreased $3.7 million, or 8.3%, to $40.8 million, and Digital Advertising net revenue increased $2.6 million, or 7.7%, to $36.7 million.

Net (Loss) Income
For the three months ended March 31, 2025, we reported a net loss of $1.5 million, a decrease of $3.1 million as compared to net income of $1.6 million in the same period last year. The decrease was primarily due to a $4.0 million gain upon the acquisition of one of the Company's former investees in a private transaction in 2024, that did not reoccur in 2025, a $1.5 million loss on the redemption of the 2026 Senior Secured Notes, a $1.3 million increase in stock-based compensation and a $1.2 million increase in interest expense, each as compared to the first quarter of 2024. These amounts were partially offset by a $3.2 million decrease in the provision for income taxes and a $1.6 million decrease in non-cash impairment charges. Adjusted Net Income decreased $1.4 million to an Adjusted Net Loss of $0.9 million, as compared to Adjusted Net Income of $0.5 million for the same period last year.

Adjusted EBITDA
Adjusted EBITDA for the three months ended March 31, 2025 increased $0.6 million, or 3.5%, to $18.1 million, as compared to $17.5 million in the same period last year. Adjusted EBITDA (Excluding Political) increased $1.0 million, or 6.2%, to $17.7 million, as compared to $16.6 million in the same period last year.

Liquidity and Capital Resources
As of March 31, 2025, we had a total of $5.5 million of cash and cash equivalents and $477.0 million of outstanding indebtedness, representing 4.72x and 4.67x gross and net leverage, respectively, based on Adjusted EBITDA for the twelve months ended March 31, 2025, of $101.0 million.

The table below presents a summary, as of May 1, 2025, of our outstanding common stock (net of treasury shares).

Security	Number Outstanding	Description
Class A common stock	15,036,210	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Class C common stock	500,000	No votes.[1]
Total	16,351,506
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain first quarter 2025 financial results and 2025 guidance on Thursday, May 8, 2025 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-800-717-1738 (U.S. & Canada) or 1-646-307-1865 (International) and the conference ID is “Townsquare.” A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through May 15, 2025. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 1134601. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital and broadcast media and digital marketing solutions company principally focused outside the top 50 markets in the U.S. Townsquare Ignite, our robust digital advertising division, specializes in helping businesses of all sizes connect with their target audience through data-driven, results based strategies, by utilizing a) our proprietary digital programmatic advertising technology stack with an in-house demand and data management platform and b) our owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data. Townsquare Interactive, our subscription digital marketing services business, partners with SMBs to help manage their digital presence by providing a SAAS business management platform, website design, creation and hosting, search engine optimization and other digital services. And through our portfolio of local radio stations strategically situated outside the Top 50 markets in the United States, we provide effective advertising solutions for our clients and relevant local content for our audiences. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk

Factors” in our 2024 Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on March 17, 2025, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, loss on extinguishment of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, gains on sale of investments, change in fair value of investment, net loss (gain) on sale and retirement of assets, loss on extinguishment of debt and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of March 31, 2025, divided by our Adjusted EBITDA for the twelve months ended March 31, 2025. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or nonrecurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$5,528	$32,990
Accounts receivable, net of allowance for credit losses of $3,916 and $3,924, respectively	51,597	60,635
Prepaid expenses and other current assets	13,744	11,822
Total current assets	70,869	105,447
Property and equipment, net	111,587	110,269
Intangible assets, net	161,251	162,156
Goodwill	152,903	152,903
Investments	725	725
Operating lease right-of-use assets	46,282	48,322
Other assets	576	592
Restricted cash	323	—
Total assets	$544,516	$580,414
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$7,357	$4,451
Current portion of long-term debt	11,750	—
Deferred revenue	9,537	9,899
Accrued compensation and benefits	6,409	12,903
Accrued expenses and other current liabilities	24,109	26,572
Operating lease liabilities, current	8,551	9,026
Accrued interest	4,897	13,405
Total current liabilities	72,610	76,256
Long-term debt, net of discount and deferred finance costs of $28,591 and $1,680, respectively	436,659	465,756
Deferred tax liability	9,287	12,500
Operating lease liability, net of current portion	43,246	44,177
Other long-term liabilities	9,540	10,167
Total liabilities	571,342	608,856
Stockholders’ deficit:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 15,999,819 and 15,386,219 shares issued and outstanding, respectively	160	154
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 500,000 and 500,000 shares issued and outstanding, respectively	5	5
Total common stock	173	167
Treasury stock, at cost; 965,399 and 965,399 shares of Class A common stock, respectively	(11,203)	(11,203)
Additional paid-in capital	313,625	307,000
Accumulated deficit	(333,305)	(327,819)
Non-controlling interest	3,884	3,413
Total stockholders’ deficit	(26,826)	(28,442)
Total liabilities and stockholders’ deficit	$544,516	$580,414

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net revenue	$98,675	$99,633
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	75,816	76,895
Depreciation and amortization	4,415	4,935
Corporate expenses	4,722	5,217
Stock-based compensation	4,188	2,870
Transaction and business realignment costs	2,438	1,444
Impairment of intangible and long-lived assets	—	1,618
Net (gain) loss on sale and retirement of assets	(37)	14
Total operating costs and expenses	91,542	92,993
Operating income	7,133	6,640
Other expense (income):
Interest expense, net	10,239	9,031
Loss on extinguishment of debt	1,452	—
Other income, net	(9)	(4,151)
(Loss) income from operations before tax	(4,549)	1,760
Income tax (benefit) provision	(3,038)	207
Net (loss) income	$(1,511)	$1,553

Net (loss) income attributable to:
Controlling interests	$(1,982)	$1,136
Non-controlling interests	471	417
Net (loss) income	$(1,511)	$1,553

Basic (loss) income per share	$(0.12)	$0.07

Diluted (loss) income per share	$(0.12)	$0.06

Weighted average shares outstanding:
Basic	15,887	16,562
Diluted	15,887	18,762

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net (loss) income	$(1,511)	$1,553
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,415	4,935
Amortization of debt discount and deferred financing costs	762	447
Non-cash lease (income) expense	(403)	1
Net deferred taxes and other	(3,213)	8
Allowance for credit losses	1,016	1,260
Stock-based compensation expense	4,188	2,870
Loss on extinguishment of debt	1,452	—
Trade and barter activity, net	188	(195)
Impairment of intangible and long-lived assets	—	1,618
Gain on sale of investment	—	(4,009)
Unrealized loss on investment	—	233
Amortization of content rights	370	1,222
Change in content rights liabilities	(391)	(1,200)
Other	1,141	1,210
Changes in assets and liabilities:
Accounts receivable	7,933	5,390
Prepaid expenses and other assets	(1,860)	71
Accounts payable	2,446	(513)
Accrued expenses	(8,300)	(4,589)
Accrued interest	(8,507)	(8,638)
Other long-term liabilities	208	(3)
Net cash (used in) provided by operating activities	(66)	1,671
Cash flows from investing activities:
Purchases of property and equipment	(4,475)	(4,428)
Proceeds from sale of assets and investment related transactions	127	4,147
Other	4	—
Net cash used in investing activities	(4,344)	(281)
Cash flows from financing activities:
Repayment of 2026 Notes	(467,436)	—
Proceeds from Term Loan	446,400	—
Deferred financing costs	(4,646)	—
Borrowings under the revolving credit facility	10,000	—
Repayment of borrowings under the revolving credit facility	(3,000)	—
Dividend payments	(3,148)	(3,248)
Proceeds from stock options exercised	658	1,990
Shares withheld in lieu of employee tax withholding	(1,432)	(35)
Withholdings for shares issued under the ESPP	289	403
Repurchases of stock	—	(4,299)
Repayments of capitalized obligations	(414)	(645)
Net cash used in financing activities	(22,729)	(5,834)
Cash and cash equivalents and restricted cash:
Net decrease in cash, cash equivalents and restricted cash	(27,139)	(4,444)
Beginning of period	32,990	61,549
End of period	$5,851	$57,105

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$17,959	$17,638
Income taxes	56	12

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,504	$3,158
Accrued financing costs	879	—
Property and equipment acquired in exchange for advertising(1)	351	404
Accrued capital expenditures	711	107

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$3,123	$3,026
Right-of-use assets obtained in exchange for operating lease obligations	1,046	2,140

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$5,528	$56,600
Restricted cash	323	505
	$5,851	$57,105
(1) Represents total advertising services provided by the Company in exchange for property and equipment during each of the three months ended March 31, 2025 and 2024, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Digital Advertising	$36,751	$34,156	7.6%
Subscription Digital Marketing Solutions	19,022	18,253	4.2%
Broadcast Advertising	41,315	45,455	(9.1)%
Other	1,587	1,769	(10.3)%
Net revenue	98,675	99,633	(1.0)%
Digital Advertising expenses	28,851	27,100	6.5%
Subscription Digital Marketing Solutions Expenses	12,846	13,197	(2.7)%
Broadcast Advertising expenses	32,943	35,270	(6.6)%
Other expenses	1,176	1,328	(11.4)%
Direct operating expenses	75,816	76,895	(1.4)%
Depreciation and amortization	4,415	4,935	(10.5)%
Corporate expenses	4,722	5,217	(9.5)%
Stock-based compensation	4,188	2,870	45.9%
Transaction and business realignment costs	2,438	1,444	68.8%
Impairment of intangible and long-lived assets	—	1,618	(100.0)%
Net (gain) loss on sale and retirement of assets	(37)	14	**
Total operating costs and expenses	91,542	92,993	(1.6)%
Operating income	7,133	6,640	7.4%
Other expense (income):
Interest expense, net	10,239	9,031	13.4%
Loss on extinguishment of debt	1,452	—	**
Other income, net	(9)	(4,151)	(99.8)%
(Loss) income from operations before tax	(4,549)	1,760	**
Income tax (benefit) provision	(3,038)	207	**
Net (loss) income	$(1,511)	$1,553	**

The following table presents Net revenue by segment and Segment Profit, for the three months ended March 31, 2025, and 2024, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2025	2024	% Change
Digital Advertising	$36,751	$34,156	7.6%
Subscription Digital Marketing Solutions	19,022	18,253	4.2%
Digital	55,773	52,409	6.4%
Broadcast Advertising	41,315	45,455	(9.1)%
Other	1,587	1,769	(10.3)%
Net revenue	$98,675	$99,633	(1.0)%
Digital Advertising	$7,900	$7,056	12.0%
Subscription Digital Marketing Solutions	6,176	5,056	22.2%
Digital	14,076	12,112	16.2%
Broadcast Advertising	8,372	10,185	(17.8)%
Other	411	441	(6.8)%
Segment Profit	$22,859	$22,738	0.5%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three months ended March 31, 2025, and 2024, respectively (in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2025	2024	% Change
Digital Advertising	$36,751	$34,156	7.6%
Subscription Digital Marketing Solutions	19,022	18,253	4.2%
Digital	55,773	52,409	6.4%
Broadcast Advertising	41,315	45,455	(9.1)%
Other	1,587	1,769	(10.3)%
Net revenue	$98,675	$99,633	(1.0)%
Digital Advertising political revenue	49	72	(31.9)%
Subscription Digital Marketing Solutions political revenue	—	—	—
Broadcast Advertising political revenue	518	988	(47.6)%
Other political revenue	—	—	—
Political revenue	$567	$1,060	(46.5)%
Digital Advertising net revenue (ex. political)	36,702	34,084	7.7%
Subscription Digital Marketing Solutions net revenue (ex. political)	19,022	18,253	4.2%
Digital net revenue (ex. political)	55,724	52,337	6.5%
Broadcast Advertising political net revenue (ex. political)	40,797	44,467	(8.3)%
Other net revenue (ex. political)	1,587	1,769	(10.3)%
Net revenue (ex. political)	$98,108	$98,573	(0.5)%

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three months ended March 31, 2025, and 2024, respectively (in thousands, except per share data):

	Three Months Ended March 31,
	(Unaudited)
	2025	2024
Net (loss) income	$(1,511)	$1,553
Income tax (benefit) provision	(3,038)	207
(Loss) income from operations before taxes	(4,549)	1,760
Transaction and business realignment costs	2,438	1,444
Impairment of intangible and long-lived assets	—	1,618
Net (gain) loss on sale and retirement of assets	(37)	14
Loss on extinguishment of debt	1,452	—
Gain on sale of investment	—	(4,009)
Change in fair value of investment	—	233
Net income attributable to non-controlling interest, net of income taxes	(471)	(417)
Adjusted net (loss) income before income taxes	(1,167)	643
Income tax (benefit) provision (1)	(296)	163
Adjusted Net (Loss) Income	$(871)	$480

Adjusted Net (Loss) Income Per Share:
Basic	$(0.05)	$0.03
Diluted	$(0.05)	$0.03

Weighted average shares outstanding:
Basic	15,887	16,562
Diluted	15,887	18,762
(1) Income tax provision for the three months ended March 31, 2025 and 2024, respectively, was calculated using the Company's statutory effective tax rate.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three months ended March 31, 2025, and 2024, respectively (dollars in thousands):

	Three Months Ended March 31,
	(Unaudited)
	2025	2024
Net (loss) income	$(1,511)	$1,553
Income tax (benefit) provision	(3,038)	207
Interest expense, net	10,239	9,031
Loss on extinguishment of debt	1,452	—
Depreciation and amortization	4,415	4,935
Stock-based compensation	4,188	2,870
Transaction and business realignment costs	2,438	1,444
Impairment of intangible and long-lived assets	—	1,618
Other (a)	(46)	(4,137)
Adjusted EBITDA	$18,137	$17,521
Political Adjusted EBITDA	(482)	(901)
Adjusted EBITDA (Excluding Political)	$17,655	$16,620
Political Adjusted EBITDA	482	901
Net cash paid for interest	(17,959)	(17,638)
Capital expenditures	(4,475)	(4,428)
Cash paid for taxes	(56)	(12)
Adjusted EBITDA Less Interest, Capex and Taxes	$(4,353)	$(4,557)
(a) Other includes net (gain) loss on sale and retirement of assets and other income, net.

The following table reconciles net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended March 31, 2025 (dollars in thousands):

	Three Months Ended				Twelve Months Ended
	(Unaudited)
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025	March 31, 2025
Net (loss) income	$(48,858)	$11,336	$25,041	$(1,511)	$(13,992)
Income tax provision (benefit)	18,825	(5,129)	(12,596)	(3,038)	(1,938)
Interest expense, net	9,212	9,175	8,808	10,239	37,434
(Gain) loss on repurchases and extinguishment of debt	(3)	(8)	57	1,452	1,498
Depreciation and amortization	5,014	4,947	4,771	4,415	19,147
Stock-based compensation	8,325	2,867	3,109	4,188	18,489
Transaction and business realignment costs	1,594	645	1,222	2,438	5,899
Impairment of intangible assets, investments, goodwill and long-lived assets	32,638	2,008	1,450	—	36,096
Other (a)	(516)	$(387)	(683)	$(46)	(1,632)
Adjusted EBITDA	$26,231	$25,454	$31,179	$18,137	$101,001
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables provide the calculation of Segment Profit for the three months ended March 31, 2025, and 2024 (in thousands). Segment Profit represents net revenue less direct operating expenses, excluding depreciation, amortization, and stock-based compensation:

	Three Months Ended March 31, 2025
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$36,751	$19,022	$41,315	$1,587	$98,675
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	28,851	12,846	32,943	1,176	75,816
Segment Profit	$7,900	$6,176	$8,372	$411	$22,859

	Three Months Ended March 31, 2024
	(Unaudited)
	Digital Advertising	Subscription Digital Marketing Solutions	Broadcast Advertising	Other	Total
Net Revenue	$34,156	$18,253	$45,455	$1,769	$99,633
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	27,100	13,197	35,270	1,328	76,895
Segment Profit	$7,056	$5,056	$10,185	$441	$22,738